UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2009

UNISOURCE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

(An Arizona Corporation)	1-13739	86-0786732
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Church Avenue, Suite 100 Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 571-4000

(Former name or former address if changed since last report.)

TUCSON ELECTRIC POWER COMPANY
(Exact name of registrant as specified in its charter)

(An Arizona Corporation)	1-5924	86-0062700
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Church Avenue, Suite 100 Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 571-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
On March 26, 2009 (the “Closing Date”), UniSource Energy Development Company (“UED”), a subsidiary of UniSource Energy Corporation (“UniSource Energy”) entered into a 364-day credit agreement with Union Bank, N.A., as administrative agent and lead arranger (“Union Bank”), and the lenders from time to time party thereto (the “UED Credit Agreement”), pursuant to which the lenders made available a $30 million term loan facility which was drawn, in full, on the Closing Date.
The proceeds of the borrowing were used to make a distribution to UniSource Energy, which in turn made a $30 million capital contribution to Tucson Electric Power Company (“TEP”). On March 30, 2009, this capital contribution was used by TEP to purchase lease debt previously issued by Wilmington Trust Company, as Owner Trustee under the Springerville Unit 1 lease to which TEP is a party. The notes purchased have a stated interest rate of 10.73% and have a final maturity date of January 1, 2013. It is anticipated that the $30.6 million purchase price for these notes will be recorded as a long-term investment on TEP and UniSource Energy’s balance sheets.
The obligations of UED under the UED Credit Agreement are secured, subject to certain exceptions, by substantially all assets of UED, which primarily consists of the Black Mountain Generating Station (“BMGS”) in Mohave County, Arizona and a mortgage on UED’s leasehold interest in the real property on which BMGS is located. The obligations of UED under the UED Credit Agreement are unconditionally guaranteed by UniSource Energy pursuant to a guaranty agreement which contains the same representations, warranties and covenants as those contained in the Amended and Restated Credit Agreement, dated as of August 11, 2006, among UniSource Energy, as borrower, Union Bank, as administrative agent and lead arranger, and the lenders from time to time party thereto (the “UniSource Credit Agreement”). For a summary of the material terms of the UniSource Credit Agreement, see UniSource Energy’s Current Report on Form 8-K dated August 15, 2006, to which the UniSource Credit Agreement is filed as Exhibit 4.1.
The UED Credit Agreement will expire on March 24, 2010, at which time all outstanding amounts thereunder will be due and payable.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
4(a) UniSource Energy Development Credit Agreement, dated as of March 26, 2009, between UED and Union Bank, N.A. and the banks named herein and from time to time parties thereto.
4(b) Guaranty Agreement, dated as of March 26, 2009, made by UniSource Energy in favor of Union Bank, N.A. as Agent for each of the secured parties as defined in the UED Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNISOURCE ENERGY CORPORATION
Date: April 1, 2009	(Registrant)

/s/ Kevin P. Larson

Senior Vice President and Principal Financial Officer

Date: April 1, 2009	TUCSON ELECTRIC POWER COMPANY

(Registrant)

/s/ Kevin P. Larson

Senior Vice President and Principal Financial Officer

EXHIBIT INDEX

4(a) UniSource Energy Development Credit Agreement, dated as of March 26, 2009, between UED and Union Bank, N.A. and the banks named herein and from time to time parties thereto.
4(b) Guaranty Agreement, dated as of March 26, 2009, made by UniSource Energy in favor of Union Bank, N.A. as Agent for each of the secured parties as defined in the UED Credit Agreement.